UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                        February 11, 2008
Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-21543	41-1839933

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota		55428

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(763) 391-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 11, 2008, the Board of Directors of Wilsons The Leather Experts Inc. (the “Company”) appointed M. Adam Boucher to serve as Chief Operating Officer, effective February 14, 2008. Previously, Mr. Boucher served as the Company’s Vice President, Store Sales and Real Estate since January 2006, prior to which he served as Vice President, Store Sales from August 2005 to December 2005. Prior to joining the Company, Mr. Boucher held various retail store and corporate development positions at Payless ShoeSource, a specialty family footwear retailer, from 1988 to 2005, most recently as Vice President, Retail Operations Eastern Zone from 2004 to 2005. Information about Mr. Boucher’s compensation arrangements is described in the Company’s proxy statement for the 2007 annual meeting of shareholders that was filed with the Securities and Exchange Commission on May 4, 2007, which description is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: February 15, 2008	By /s/ Stacy A. Kruse
Stacy A. Kruse
Chief Financial Officer and Treasurer